Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 9, 2022

RECORD ANNUAL RESULTS AND INCREASED 2022 GUIDANCE

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 9, 2022 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter and year ended December 31, 2021. Highlights include:

Operating Results:

•
Revenues and net earnings, FFO, Core FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended				Year Ended
	December 31,				December 31,
	2021		2020		2021		2020
	(in thousands, except per share data)
Revenues	$187,261		$163,284		$726,407		$660,681

Net earnings available to common stockholders	$65,129		$56,802	(1)	$264,217		$210,859	(1)
Net earnings per common share	$0.37		$0.33	(1)	$1.51		$1.22	(1)

FFO available to common stockholders	$120,529		$107,565		$467,833		$428,236
FFO per common share	$0.69		$0.62		$2.68		$2.49

Core FFO available to common stockholders	$131,426		$109,331		$500,058		$446,681
Core FFO per common share	$0.75		$0.63		$2.86		$2.59

AFFO available to common stockholders	$135,132	(2)	$119,764	(3)	$534,792	(2)	$431,444	(3)
AFFO per common share	$0.77	(2)	$0.69	(3)	$3.06	(2)	$2.51	(3)

(1)
Includes the write-off of $7,034 (or $0.04 per share) and $21,792 (or $0.12 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and year ended December 31, 2020, respectively.
(2)
Amounts include ($2,949) and ($24,945) of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and year ended December 31, 2021, respectively. Excluding such, AFFO per common share would have been $0.76 and $2.92 for the quarter and year ended December 31, 2021, respectively.
(3)
Amounts include ($2,507) and $30,474 of net straight-line accrued rent from net rent deferrals (repayments) from the COVID-19 rent deferral lease amendments for the quarter and year ended December 31, 2020, respectively. Excluding such, AFFO per common share results would have been $0.68 and $2.68 for the quarter and year ended December 31, 2020, respectively.

2021 Highlights:

•
Dividend yield of 4.4% at December 31, 2021
•
Annual dividend per common share increased to $2.10 marking the 32nd consecutive year of annual dividend increases - the third longest record of consecutive annual dividend increases of all public REITs and 99% of all public companies
•
Maintained high occupancy levels at 99.0%, with a weighted average remaining lease term of 10.6 years, at December 31, 2021 as compared to 98.6% at September 30, 2021, and 98.5% at December 31, 2020

2021 Highlights (continued):

•
$555.4 million in property investments, including the acquisition of 156 properties with aggregate gross leasable area of approximately 1,341,000 square feet at an initial cash yield of 6.5%, with a weighted average remaining lease term of 18.2 years
•
Sold 74 properties for $122.0 million, producing $23.1 million of gains on sale, at a cap rate of 7.4%
•
Raised $3.8 million in net proceeds from issuance of 92,577 common shares
•
Issued $450 million principal amount of 3.500% senior unsecured notes due 2051
•
Issued $450 million principal amount of 3.000% senior unsecured notes due 2052
•
Redeemed $350 million principal amount of 3.300% senior unsecured notes due 2023
•
Redeemed all 13,800,000 depositary shares of its 5.200% Series F Preferred Stock for an aggregate redemption price of $25.111944 per depository share
•
Weighted average debt maturity increased to 14.7 years (from 10.2 years at December 31, 2020)
•
Expanded line of credit borrowing capacity from $900 million to $1.1 billion, reduced pricing from LIBOR plus 87.5 basis points to LIBOR plus 77.5 basis points, and extended maturity to June 2025
•
Ended the year with $171.3 million of cash and no amounts drawn on the $1.1 billion bank credit facility
•
99.8% of properties are unencumbered with secured mortgage debt
•
Total average annual shareholder return of 12% over the past 25 years exceeds industry and general equity averages

Fourth Quarter 2021 Highlights:

•
As of January 31, 2022, NNN had collected approximately 99.4% of rent originally due for the quarter ended December 31, 2021
•
$100.0 million in property investments, including the acquisition of 49 properties with an aggregate gross leasable area of approximately 251,000 square feet at an initial cash yield of 6.4%, with a weighted average remaining lease term of 19.4 years
•
Sold 21 properties with net proceeds of $51.0 million, producing $5.2 million of gains on sales at a cap rate of 8.0%
•
Raised $0.7 million in net proceeds from the issuance of 15,911 common shares

NNN entered into rent deferral lease amendments with certain tenants for an aggregate $4,758,000 and $52,019,000 of rent originally due for the year ending December 31, 2021 and 2020, respectively. The rent deferral lease amendments required the deferred rents to be repaid at a later time during the lease term. Approximately $31,776,000 and $3,259,000 of the deferred rent was repaid in 2021 and 2020, respectively.

Core FFO guidance for 2022 was increased from a range of $2.90 to $2.97 per share to a range of $2.93 to $3.00 per share. The 2022 AFFO is estimated to be $3.01 to $3.07 per share. The Core FFO guidance equates to net earnings of $1.76 to $1.82 per share, plus $1.18 per share of expected real estate depreciation and amortization and excludes any gains from the sale of real estate, charges for impairments and executive retirement costs. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Jay Whitehurst, Chief Executive Officer, commented: "2021 was an outstanding year for National Retail Properties. Every aspect of our business is in great position to address the future. From a balance sheet that has tremendous capacity to fund new investments, to tenant relationships that generate high quality investments and stable long-term cash flow, to management and board leadership enhancements that put the right people in the right seats for the long-term, National Retail Properties is well-positioned to continue its consistent growth and success."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2021, the company owned 3,223 properties in 48 states with a gross leasable area of approximately 32,753,000 million square feet and with a weighted average remaining lease term of 10.6 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 9, 2022, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, the potential impacts of the COVID-19 pandemic on the company's business operations, financial results and financial position and on the world economy, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital and risks related to the company's status as a REIT. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the “Commission”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Core Funds From Operations (“Core FFO”) is a non-GAAP measure of operating performance that adjusts FFO to eliminate the impact of certain GAAP income and expense amounts that the company believes are infrequent and unusual in nature and/or not related to its core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the REIT industry, and management believes that presentation of Core FFO provides investors with a potential metric to assist in their evaluation of the company’s operating performance across multiple periods and in comparison to the operating performance of its peers because it removes the effect of unusual items that are not expected to impact the company’s operating performance on an ongoing basis. Core FFO is used by management in evaluating the performance of the company’s core business operations and is a factor in determining management compensation. Items included in calculating FFO that may be excluded in calculating Core FFO may include items like transaction related gains, income or expense, impairments on land or commercial mortgage residual interests, preferred stock redemption costs, loss on early extinguishment of debt or other non-core amounts as they occur. The company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to Core FFO is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc.

Income Statement Summary

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021		2020
Revenues:
Rental income	$186,633	$162,902	$723,859		$658,793
Interest and other income from real estate transactions	628	382	2,548		1,888
	187,261	163,284	726,407		660,681
Operating expenses:
General and administrative	9,947	9,247	44,640		38,161
Real estate	7,520	8,059	28,385		28,362
Depreciation and amortization	53,389	49,095	205,220		196,623
Leasing transaction costs	57	40	203		76
Impairment losses – real estate, net of recoveries	7,310	4,380	21,957		37,442
Executive retirement costs	—	1,766	—		1,766
	78,223	72,587	300,405		302,430
Gain on disposition of real estate	5,159	2,601	23,094		16,238
Earnings from operations	114,197	93,298	449,096		374,489
Other expenses (revenues):
Interest and other income	(57)	(73)	(216)		(417)
Interest expense	36,684	32,084	137,874	(1)	129,431	(2)
Loss on early extinguishment of debt	—	—	21,328		16,679
	36,627	32,011	158,986		145,693
Net earnings	77,570	61,287	290,110		228,796
Loss attributable to noncontrolling interests	—	—	3		3
Net earnings attributable to NNN	77,570	61,287	290,113		228,799
Series F preferred stock dividends	(1,544)	(4,485)	(14,999)		(17,940)
Excess of redemption value over carrying value of preferred shares redeemed	(10,897)	—	(10,897)		—
Net earnings available to common stockholders	$65,129	$56,802	$264,217		$210,859

Weighted average common shares outstanding:
Basic	174,750	173,310	174,711		172,110
Diluted	174,868	173,453	174,819		172,217

Net earnings per share available to common stockholders:
Basic	$0.37	$0.33	$1.51		$1.22
Diluted	$0.37	$0.33	$1.51		$1.22

(1)
Includes $2,078 in connection with the redemption of 3.30% senior unsecured notes due 2023 for the year ended December 31, 2021
(2)
Includes $2,291 in connection with the redemption of 3.80% senior unsecured notes due 2022 for the year ended December 31, 2020

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended			Year Ended
	December 31,			December 31,
	2021	2020		2021	2020
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$65,129	$56,802	(1)	$264,217	$210,859	(1)
Real estate depreciation and amortization	53,249	48,984		204,753	196,173
Gain on disposition of real estate	(5,159)	(2,601)		(23,094)	(16,238)
Impairment losses – depreciable real estate, net of recoveries	7,310	4,380		21,957	37,442
Total FFO adjustments	55,400	50,763		203,616	217,377
FFO available to common stockholders	$120,529	$107,565		$467,833	$428,236

FFO per common share:
Basic	$0.69	$0.62		$2.68	$2.49
Diluted	$0.69	$0.62		$2.68	$2.49

Core Funds From Operations (Core FFO) Reconciliation:
Net earnings available to common stockholders	$65,129	$56,802	(1)	$264,217	$210,859	(1)
Total FFO adjustments	55,400	50,763		203,616	217,377
FFO available to common stockholders	120,529	107,565		467,833	428,236

Executive retirement costs	—	1,766		—	1,766
Loss on early extinguishment of debt	—	—		21,328	16,679
Excess of redemption value over carrying value of preferred shares redeemed	10,897	—		10,897	—
Total Core FFO adjustments	10,897	1,766		32,225	18,445
Core FFO available to common stockholders	$131,426	$109,331		$500,058	$446,681

Core FFO per common share:
Basic	$0.75	$0.63		$2.86	$2.60
Diluted	$0.75	$0.63		$2.86	$2.59

(1)
Includes the write-off of $7,034 (or $0.04 per share) and $21,792 (or $0.12 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and year ended December 31, 2020, respectively.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended				Year Ended
	December 31,				December 31,
	2021		2020		2021		2020
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$65,129		$56,802	(1)	$264,217		$210,859	(1)
Total FFO adjustments	55,400		50,763		203,616		217,377
Total Core FFO adjustments	10,897		1,766		32,225		18,445
Core FFO available to common stockholders	131,426		109,331		500,058		446,681

Straight-line accrued rent, net of reserves	2,046		7,437		21,137		(26,027)
Net capital lease rent adjustment	79		66		340		210
Below-market rent amortization	(280)		(175)		(710)		(887)
Stock based compensation expense	1,975		3,275		14,295		12,855
Capitalized interest expense	(114)		(170)		(328)		(1,388)
Total AFFO adjustments	3,706		10,433		34,734		(15,237)
AFFO available to common stockholders	$135,132	(2)	$119,764	(3)	$534,792	(2)	$431,444	(3)

AFFO per common share:
Basic	$0.77	(2)	$0.69	(3)	$3.06	(2)	$2.51	(3)
Diluted	$0.77	(2)	$0.69	(3)	$3.06	(2)	$2.51	(3)

Other Information:
Rental income from operating leases(4)	$181,078		$157,408		$703,865		$639,265
Earned income from direct financing leases(4)	$154		$160		$623		$647
Percentage rent(4)	$176		$114		$706		$842

Real estate expense reimbursement from tenants(4)	$5,225		$5,220		$18,665		$18,039
Real estate expenses	(7,520)		(8,059)		(28,385)		(28,362)
Real estate expenses, net of tenant reimbursements	$(2,295)		$(2,839)		$(9,720)		$(10,323)

Amortization of debt costs	$1,164		$1,085		$5,186		$5,009
Scheduled debt principal amortization (excluding maturities)	$161		$153		$630		$596
Non-real estate depreciation expense	$116		$114		$451		$461

(1)
Includes the write-off of $7,034 (or $0.04 per share) and $21,792 (or $0.12 per share) of receivables due to reclassifying certain tenants as cash basis for accounting purposes during the quarter and year ended December 31, 2020, respectively.
(2)
Amounts include ($2,949) and ($24,945) of net straight-line accrued rent from net rent deferral repayments from the COVID-19 rent deferral lease amendments for the quarter and year ended December 31, 2021, respectively. Excluding such, AFFO per common share would have been $0.76 and $2.92 for the quarter and year ended December 31, 2021, respectively.
(3)
Amounts include ($2,507) and $30,474 of net straight-line accrued net rent deferrals (repayments) from the COVID-19 rent deferral lease amendments for the quarter and year ended December 31, 2020, respectively. Excluding such, AFFO per common share results would have been $0.68 and $2.68 for the quarter and year ended December 31, 2020, respectively.
(4)
For the quarter and year ended December 31, 2021, the aggregate of such amounts is $186,633 and $723,859, respectively, classified as rental income on the income statement summary. For the quarter and year ended December 31, 2020, the aggregate of such amounts is $162,902 and $658,793, respectively.

2022 Earnings Guidance:

Guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Commission.

2022 Guidance
Net earnings per common share excluding any gains on disposition of real estate, impairment charges, and executive retirement costs	$1.76 - $1.82 per share
Real estate depreciation and amortization per share	$1.18 per share
Core FFO per share	$2.93 - $3.00 per share
AFFO per share(1)	$3.01 - $3.07 per share
General and administrative expenses	$42 - $44 Million
Real estate expenses, net of tenant reimbursements	$10 - $12 Million
Acquisition volume	$550 - $650 Million
Disposition volume	$80 - $100 Million

(1)
Estimates include the net straight-line accrued rent impact of the net rent repayment from the COVID-19 rent deferral lease amendments of $5.4 million for 2022. Excluding such, AFFO per common share guidance would have been
$2.98 - $3.04 for 2022.

National Retail Properties, Inc.

Balance Sheet Summary

(in thousands)

(unaudited)

	December 31, 2021	December 31, 2020
Assets:
Real estate portfolio	$7,444,289	$7,212,655
Real estate held for sale	5,557	5,671
Cash and cash equivalents	171,322	267,236
Receivables, net of allowance of $782 and $835, respectively	3,154	4,338
Accrued rental income, net of allowance of $4,587 and $6,947, respectively	31,942	53,958
Debt costs, net of accumulated amortization of $19,377 and $17,294, respectively	7,443	1,917
Other assets	87,347	92,069
Total assets	$7,751,054	$7,637,844

Liabilities:
Line of credit payable	$—	$—
Mortgages payable, including unamortized premium and net of unamortized debt costs	10,697	11,395
Notes payable, net of unamortized discount and unamortized debt costs	3,735,769	3,209,527
Accrued interest payable	23,923	19,401
Other liabilities	79,002	78,217
Total liabilities	3,849,391	3,318,540

Stockholders’ equity of NNN	3,901,662	4,319,300
Noncontrolling interests	1	4
Total equity	3,901,663	4,319,304

Total liabilities and equity	$7,751,054	$7,637,844

Common shares outstanding	175,636	175,233

Gross leasable area, Property Portfolio (square feet)	32,753	32,461

National Retail Properties, Inc.

Debt Summary

As of December 31, 2021

(in thousands)

(unaudited)

Unsecured Debt	Principal	Principal, Net of Unamortized Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$—	$—	L + 77.5 bps	—%	June 2025

Unsecured notes payable:
2024	350,000	349,801	3.900%	3.924%	June 2024
2025	400,000	399,583	4.000%	4.029%	November 2025
2026	350,000	347,909	3.600%	3.733%	December 2026
2027	400,000	398,995	3.500%	3.548%	October 2027
2028	400,000	397,944	4.300%	4.388%	October 2028
2030	400,000	398,921	2.500%	2.536%	April 2030
2048	300,000	295,982	4.800%	4.890%	October 2048
2050	300,000	294,160	3.100%	3.205%	April 2050
2051	450,000	441,721	3.500%	3.602%	April 2051
2052	450,000	439,636	3.000%	3.118%	April 2052
Total	3,800,000	3,764,652

Total unsecured debt(1)	$3,800,000	$3,764,652

Debt costs		$(38,145)
Accumulated amortization		9,262
Debt costs, net of accumulated amortization		(28,883)
Notes payable, net of unamortized discount and unamortized debt costs		$3,735,769

(1)
Unsecured notes payable have a weighted average interest rate of 3.7% and a weighted average maturity of 14.7 years

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$10,719	5.230%	July 2023

Debt costs	(147)
Accumulated amortization	125
Debt costs, net of accumulated amortization	(22)
Mortgages payable, including unamortized premium and net of unamortized debt costs	$10,697

(1)
Includes unamortized premium

National Retail Properties, Inc.

Debt Summary

As of December 31, 2021

Credit Facility and Note Covenants

The following is a summary of key financial covenants for the company's unsecured credit facility and notes, as defined and calculated per the terms of the facility's credit agreement and the notes' governing documents, respectively, which are included in the company's filings with the Commission. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of December 31, 2021, the company believes it is in compliance with the covenants.

Unsecured Credit Facility Key Covenants	Required	December 31, 2021
Maximum leverage ratio	< 0.60	0.37
Minimum fixed charge coverage ratio	> 1.50	4.48
Maximum secured indebtedness ratio	< 0.40	N/C
Unencumbered asset value ratio	> 1.67	2.78
Unencumbered interest ratio	> 1.75	4.94

Unsecured Notes Key Covenants	Required	December 31, 2021
Limitation on incurrence of total debt	≤ 60%	40.6%
Limitation on incurrence of secured debt	≤ 40%	0.1%
Debt service coverage ratio	≥ 1.50	4.57
Maintenance of total unencumbered assets	≥ 150%	246%

National Retail Properties, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of December 31,		% of Rent Collections Quarter Ended December 31,
	Lines of Trade	2021(1)	2020(2)	2021(3)
1.	Convenience stores	17.9%	18.2%	100.0%
2.	Automotive service	12.3%	10.3%	99.5%
3.	Restaurants – full service	9.8%	10.5%	97.3%
4.	Restaurants – limited service	9.4%	9.7%	99.6%
5.	Family entertainment centers	5.9%	5.9%	99.9%
6.	Health and fitness	5.2%	5.3%	98.9%
7.	Theaters	4.5%	4.4%	99.9%
8.	Recreational vehicle dealers, parts and accessories	3.9%	3.5%	99.9%
9.	Equipment rental	3.2%	2.6%	100.0%
10.	Automotive parts	3.0%	3.1%	99.7%
11.	Wholesale clubs	2.5%	2.6%	100.0%
12.	Home improvement	2.5%	2.6%	100.0%
13.	Medical service providers	2.0%	2.2%	98.4%
14.	Furniture	1.7%	1.7%	100.0%
15.	General merchandise	1.7%	1.7%	100.0%
16.	Consumer electronics	1.5%	1.5%	100.0%
17.	Home furnishings	1.5%	1.6%	100.0%
18.	Travel plazas	1.5%	1.5%	98.9%
19.	Automobile auctions, wholesale	1.3%	1.1%	99.9%
20.	Drug stores	1.3%	1.5%	100.0%
	Other	7.4%	8.5%	98.4%
	Total	100.0%	100.0%	99.4%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	16.9%	6.	Georgia	4.6%
2.	Florida	8.6%	7.	Indiana	4.0%
3.	Ohio	5.5%	8.	Tennessee	3.8%
4.	Illinois	5.5%	9.	Virginia	3.4%
5.	North Carolina	4.7%	10.	California	3.3%

As a percentage of annual base rent, which is the annualized base rent for all leases in place.

(1) $713,169,000 as of December 31, 2021.
(2) $675,120,000 as of December 31, 2020.
(3)	Rent collections received as of January 31, 2022, excluding the repayment of amounts previously deferred according to the rent deferral lease amendments.

National Retail Properties, Inc.

Property Portfolio

Top 20 Tenants

	Tenant	# of Properties	% of Total(1)
1.	7-Eleven	139	4.9%
2.	Mister Car Wash	121	4.6%
3.	Camping World	44	3.8%
4.	LA Fitness	30	3.7%
5.	GPM Investments (Convenience Stores)	152	3.2%
6.	Flynn Restaurant Group (Taco Bell/Arby's)	204	3.1%
7.	AMC Theatre	20	2.9%
8.	Couche Tard (Pantry)	82	2.7%
9.	BJ's Wholesale Club	12	2.5%
10.	Sunoco	59	2.1%
11.	Mavis Tire Express Services	123	2.1%
12.	Frisch's Restaurants	69	1.9%
13.	Main Event	18	1.8%
14.	Fikes (Convenience Stores)	59	1.7%
15.	Chuck E. Cheese's	53	1.5%
16.	Life Time Fitness	3	1.5%
17.	Best Buy	16	1.5%
18.	Bob Evans	106	1.5%
19.	Dave & Buster's	11	1.4%
20.	Pull-A-Part	20	1.3%

Lease Expirations(3)

	% of Total(1)	# of Properties	Gross Leasable Area (2)		% of Total(1)	# of Properties	Gross Leasable Area (2)
2022	2.8%	75	739,000	2028	4.7%	157	1,245,000
2023	2.6%	113	1,402,000	2029	2.8%	71	987,000
2024	3.3%	93	1,455,000	2030	3.7%	106	1,194,000
2025	5.9%	192	2,013,000	2031	8.3%	190	2,781,000
2026	5.5%	217	2,139,000	2032	5.1%	165	1,396,000
2027	8.5%	224	3,375,000	Thereafter	46.8%	1,586	13,669,000

(1)
Based on the annual base rent of $713,169,000, which is the annualized base rent for all leases in place as of December 31, 2021.
(2)
Square feet.
(3)
As of December 31, 2021, the weighted average remaining lease term is 10.6 years.

National Retail Properties, Inc.

Rent Deferral Lease Amendments

(in thousands)

The following table outlines the rent deferred and corresponding scheduled repayment by quarter of the rent deferral lease amendments executed as of December 31, 2021 (dollars in thousands):

		Deferred				Scheduled Repayment
		Accrual Basis	Cash Basis	Total	% of Total	Accrual Basis	Cash Basis	Total	% of Total	Cumulative Total
2020		$33,594	$18,425	$52,019	91.7%	$3,239	$20	$3,259	5.7%	5.7%

2021	Q1	678	2,018	2,696	4.7%	10,059	610	10,669	18.8%	24.5%
	Q2	278	750	1,028	1.8%	8,599	1,751	10,350	18.2%	42.7%
	Q3	34	750	784	1.4%	4,328	1,740	6,068	10.7%	53.4%
	Q4	—	250	250	0.4%	2,949	1,740	4,689	8.3%	61.7%
		990	3,768	4,758	8.3%	25,935	5,841	31,776	56.0%	61.7%

2022	Q1	—	—	—	—	1,780	2,283	4,063	7.2%	68.9%
	Q2	—	—	—	—	1,729	2,284	4,013	7.1%	76.0%
	Q3	—	—	—	—	1,201	2,284	3,485	6.1%	82.1%
	Q4	—	—	—	—	681	2,284	2,965	5.2%	87.3%
		—	—	—	—	5,391	9,135	14,526	25.6%	87.3%

2023		—	—	—	—	19	3,334	3,353	5.9%	93.2%

2024		—	—	—	—	—	1,932	1,932	3.4%	96.6%

2025		—	—	—	—	—	1,931	1,931	3.4%	100.0%

		$34,584	$22,193	$56,777		$34,584	$22,193	$56,777